Exhibit 10.3
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (Agreement) by and between TravelNow.com Inc., a Florida corporation with principal offices at 318 Park Central Square-Suite 306, Springfield, Missouri 65806(the Company),and Chris Kuhn, 425 Wolverine Way, Monument, Colorado 80132 (Executive) shall be effective on July 12, 1999.

                                    RECITALS

     A. The Company desires to be assured of the association and services of Executive for the Company.

     B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Employment. The Company hereby employs Executive as its Chief Information Officer (CIO), subject to the supervision and direction of its President and Company's Board of Directors.

     2. Term. The term of this Agreement shall be for a period of five (5) years commencing on the effective date of this Agreement, unless terminated earlier pursuant to Section 8. below; provided, however, that Executive's obligations in
Section 7. below shall continue in effect after such termination.

     3. Compensation; Reimbursement.

     3.1. Base Salary. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of One Hundred Thirty Thousand Dollars ($130,000.00) per annum, payable bi-weekly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company, and shall be adjusted annually to reflect changes in the Consumer Price Index for the statistical area in which the residence of Executive is located. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

     3.2. Bonus/Loan. The Company will extend to Executive a non-interest bearing loan ("Bonus/Loan") of Eighty Thousand Dollars ($80,000.00) on the first Anniversary Date ("Anniversary Date") of this Agreement (provided Executive has remained in the continuous full-time employment of the Company from the date of this Agreement until the first Anniversary Date of this Agreement). The Anniversary Date of this Agreement shall be July 12 of each year following the year of this Agreement, e.g., July 12 is the First Anniversary Date. Executive agrees to execute a written instrument evidencing this indebtedness at the time the Bonus/Loan is made in the form of the Promissory Note ("Note") which is attached hereto and labeled Exhibit A. Provided that Employee remains in the continuous full-time employment of the Company from the date of this Agreement until the Second Anniversary Date of this Agreement, the Bonus/Loan of Eighty Thousand Dollars ($80,000.00) will be forgiven, marked paid in full by the Company and returned to the Employee. At the time of the forgiveness of the indebtedness or such other time as the Company's accounting firm deems advisable, the Company will pay, i.e., gross-up, on behalf of Employee all withholding and other state and federal income taxes (but not federal or state gift or estate taxes as those would be the sole responsibility of Executive's estate) as required by applicable federal and state law. In the event Executive is terminated for cause or voluntarily leaves the employment of the Company prior to the Second Anniversary Date of this Agreement, the Bonus/Loan amount of Eighty Thousand Dollars ($80,000.00) will be repaid to the Company in accordance with the terms of the Note. In the event Executive (1) dies or becomes permanently incapacitated as provided in Section 8.1(2) of this Agreement or (2) is terminated for reasons other than cause, then in either of those events, the Bonus/Loan will be forgiven at the time of the issuance of the permanent incapacity certification or at the time of termination. Executive agrees that the Company at its election may secure an appropriate life insurance policy on Executive's life with the Company as the named beneficiary and Executive will submit to the medical exam required by the insurer to secure such life insurance policy.

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     3.3. Additional Benefits. In addition to the Base Salary and the
Bonus/Loan, Executive shall be entitled to all other benefits of employment provided to other employees of the Company including hospitalization, sick leave and paid vacation and holidays.

     3.4. Reimbursement. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of Executive's duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code [provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 20% of meals and entertainment expenses]; and, (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the President of the Company of valid receipts and other appropriate documentation for such expenses.

     4. Scope of Duties.

     4.1. Assignment of Duties. Executive shall have such duties as may be assigned to Executive from time to time by the Company's President or the Company's Board of Directors commensurate with Executive's experience and responsibilities in the position for which Executive is employed pursuant to
Section 1. above and these duties shall be exercised by Executive subject to the control and supervision of the President and the Board of Directors of the Company.

     4.2. General Specification of Duties. Executive's duties shall include, but not be limited to, the duties, functions and responsibilities generally associated with the head of an operating division or subsidiary, including: (1) executing on behalf of the Company, in his capacity as CIO all documents as requested by the Company; (2) employing and discharging all employees for which Executive is responsible; (3) establishing procedures for implementing the policies established by the Company; (4) ensuring the areas of Executive's responsibility are operated in compliance with all legal requirements as a fully reporting public company under the Securities Exchange Act of 1934; and, (5) preparation of all reports which the Company bases the preparation of its affiliate reports, financial statements, tax returns and other similar items whether such reports are in written, electronic or other media format.

     The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of Executive's employment obligations under this Agreement.

     4.3. Annual Plan.

          (1) Executive shall submit to the Company for its approval, not later than (30) days after the end of the Company's fiscal year an annual business plan for the area of Executive's responsibility (the "Annual Plan"). The Annual Plan shall be revised by Executive and submitted to the Company for its review and approval from time to time during each year to reflect changes in the Annual Plan because of operations or otherwise.

          (2) During each year Executive, in the performance of Executive's duties under this Agreement, shall use Executive's best efforts to comply or cause compliance with the matters set forth in the Annual Plan and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially from any budget category set forth in the Annual Plan, incur any material additional expense or change materially any aspect of the Annual Plan without the approval of the President of the Company.

     4.4. Executive's Devotion of Time. Executive agrees to devote Executive's full time, abilities and energy to the faithful performance of the duties assigned to Executive and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to Executive or to any other person or business entity.

     4.5. Conflicting Activities.

          (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by Section 4.5.(2).

          (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with Executive's duties under this Agreement. Should Executive discover a business opportunity that relates to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for Executive; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on Executive's own time, and Executive may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in the development of those business opportunities. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     5. Stock Option. The Board of Directors has authorized the granting to Executive of a non-statutory stock option ("Option") to purchase shares of common stock of the Company ("Stock") upon the terms and conditions set forth in a written Stock Option Agreement (a form of said agreement is attached to this Agreement as Exhibit B) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act").

     6. Benefits. So long as this Agreement is in effect, Executive shall at all times be entitled to benefits equal to those provided to other chief operating officers of the Company's operating divisions or subsidiaries. These benefits shall include, without limitation, the Company's maintenance at its cost of a life insurance policy and disability policy on Executive payable to Executive and/or Executive's legal representative or heirs as applicable, in amounts reasonably agreed to by Executive and the Company.

     7. Confidentiality of Trade Secrets and Other Materials.

     7.1. Trade Secrets. Other than in the performance of Executive's duties hereunder, Executive agrees not to disclose, either during the term of Executive's employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

     7.2. Ownership of Trade Secrets; Assignment of Rights. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by Executive in the course of Executive's employment or by the Company are the property of the Company and shall not be used by Executive in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or written consent of the President of the Company. Executive hereby assigns to the Company any rights which Executive may have in any such trade secret or proprietary information.

     7.3 Agreement Not To Compete. Executive agrees not to directly or indirectly solicit or have any contact with any, (1) of the Company's travel suppliers, (2) GDS systems or (3) of the Company's employees, affiliates or customers, for two years after termination of employment.

     8. Termination.

     8.1. Basis for Termination.

          (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

          (2) "Permanent Incapacity" means mental or physical incapacity, or both, which renders Executive unable to substantially perform the material duties owed by Executive to the Company as provided in this Agreement and that such Incapacity will continue for six (6) months. If in the judgment of the Board of Directors of the Company Executive is permanently incapacitated, the Board of Directors shall give Notice of Permanent Incapacity to the Executive or Executive's representative stating that in the Board of Director's judgment the Executive is permanently incapacitated. If Executive fails to rebut the Notice of Permanent Incapacity within fifteen (15) days by providing a certification issued by the Executive's personal physician that the Executive is not permanently incapacitated, the judgment of the Board of Directors is deemed final, and Executive's employment shall be terminated effective the date of the Notice of Permanent Incapacity. If in response to the Board of Directors Notice of Permanent Incapacity Executive's personal physician issues a written certification that Executive is not permanently incapacitated, Executive agrees to submit to a medical examination by a physician selected by the Board of Directors. If the physician selected by the Board of Directors certifies that Executive is not permanently incapacitated, then Executive shall not be terminated under this Section 8.1(2). If the physician selected by the Board of Directors certifies that Executive is permanently incapacitated, then Executive's employment shall be terminated effective as of the date of the Notice of Permanent Incapacity.

          (3) Executive's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

               (a) any action by Executive which would be grounds for termination under any applicable state or federal law which law covers any willful breach of duty or habitual neglect of duty;

               (b) any material acts or events constituting (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or moral turpitude; (iii) drug or alcohol abuse; or, (iv) acts of dishonesty, gross carelessness or gross misconduct.

          (4) Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive sixty (60) days prior written notice of termination, which termination shall be effective on the sixtieth (60th) day following such notice.

               (a) For purposes of this section 8.1(4), a Material Diminishment in connection with Executive's (i) title, job duties or responsibilities, or (ii) overall compensation and benefits package, or (iii) a requirement that Executive must move from Monument, Colorado as a condition of future employment, or (iv) the sale of all or substantially all of the Company's assets, or (v) any sale, merger or consolidation of the Company following which a majority of the voting equity securities of the Company or any surviving entity is controlled by another person, group or legal entity, shall be deemed to be a termination by the Company without cause hereunder.

               (b) A Material Diminishment of Executive's obligations owed to the Company by Executive in this Agreement shall be deemed a termination of the Executive's employment without cause. In the event of a Material Diminishment of Executive's obligations under Section 8.1(4)(a)(i), (ii) or (iii) of this Agreement, Executive shall give sixty (60) days notice of such fact to the Company which notice shall include Executive's "Statement of Correction." Executive's Statement of Correction shall include the duties which upon restoration by the Company will cure the Material Diminishment of Executive's obligation. If the Company fails to make appropriate restoration of any of the rights or duties enunciated in Section 8.1(4)(a)(i), (ii) or (iii) of this Agreement as set forth in Executive's Statement of Correction, Executive and the Company shall submit the issue of Material Diminishment for arbitration in accordance with the rules of the American Arbitration Association which are appropriate to determine whether there has or has not been a Material Diminishment. There shall be a panel of three arbitrators. Each arbitrator shall be a member in good standing of the American Arbitration Association. The Company shall select an arbitrator, and the Executive shall select an arbitrator; and, the two arbitrators selected shall select a third neutral arbitrator. If the arbitrators make a finding of fact that there was a Material Diminishment, then the Executive shall be deemed to have been terminated without cause as provided in Section 8.1(4) of this Agreement. Accordingly, the Company shall bear all reasonable and necessary costs and fees (including attorney fees) incurred in connection with the arbitration. If the arbitrators make a finding of fact that there was not a Material Diminishment, all reasonable and necessary costs and fees (including attorney fees) incurred in connection with the arbitration shall be borne by Executive.

               (c) If Executive's employment under this Agreement is so terminated, the Company shall (a) make a lump sum cash payment to Executive within ten (10) days after termination of an amount equal to
          (i) Executive's Base Salary for the balance of the year in which termination occurs, (ii) any un-reimbursed expenses accruing to the date of termination; and, (b) make a lump sum cash payment equal to Executive's annual Base Salary, as increased pursuant to Section 3.1., on each Anniversary Date of this Agreement for the balance of the term specified in Section 2. For purposes of this provision, Executive's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After the Company's termination of Executive under this provision, the Company shall not be obligated to provide the benefits to Executive described in Section 3.4. (except as may be required by law).

          (5) Executive may terminate Executive's employment hereunder by giving the Company thirty (30) days prior written notice, which termination shall be effective on the (30th) day following such notice.

     8.2. Payment Upon Termination. Upon termination under Sections 8.1.(1),
(2), (3), or (5), the Company shall pay to Executive within ten (10) days after termination an amount equal to the sum of (1) Executive's Base Salary accrued to the date of termination; and, (2) un-reimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, Executive's estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Executive described in Section 3.4. (except as provided by law).

     8.3. Dismissal from Premises. At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company.

     9. Injunctive Relief. The Company and Executive hereby acknowledge and agree that any default under Section 7. above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 7. above and without the proof of actual damages.

     10. Miscellaneous.

     10.1. Transfer and Assignment. This Agreement is personal as to Executive and Executive's rights herein shall not be assigned or transferred by Executive without the prior written consent of the Company, subject to provisions in section 8.1(4). None of Executives's duties herein may be delegated. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

     10.2. Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     10.3. Controversy. In the event either party brings an action against the other based on a controversy or claim arising out of or relating to this contract, or breach thereof, or for the purpose of resolving any dispute relating to the subject matter of this Agreement the parties agree that (1)if the action is initiated by the Company, venue of the proceeding will be in Denver, Colorado and the state or federal court in which the action is brought will have exclusive jurisdiction over the parties and this Agreement will be governed by and construed in accordance with the laws of the State of Missouri applicable to contracts made and performed in Missouri without regard to conflict of law principles; (2)if the action is initiated by Executive, venue of the proceeding will be in Greene County, Missouri and the state or federal court in which the action is brought will have exclusive jurisdiction over the parties and this Agreement will be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed in Colorado without regard to conflict of law principles.

     10.4. Counterparts. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

     10.5. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

     10.6. Modification. This Agreement may be modified, amended, superseded or canceled; and, any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation or waiver.

     10.7. Construction and Interpretation. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     10.8. Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     10.9. Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

     10.10. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     10.11. Notices. Any notice under this Agreement must be in writing and then telecopied (e.g., by facsimile), sent by express 24-hour guaranteed courier or hand-delivery or served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

                If to the Company:

                         TravelNow.com Inc.
                         318 Park Central East, Suite 418
                         Springfield, Missouri 65806
                         ATTN: Jeff Wasson, President

                If to Executive:

                         Chris Kuhn
                         425 Wolverine Way
                         Monument, Colorado 80132

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery. Each party may change its address for notice by giving notice in the manner provided above.

     10.12. Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

     10.13. Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding Bonus/Loan or advance from the Company to Executive.

     10.14. Effective Date. This Agreement shall be effective as of the date set forth on page 1 when signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement and agree that it will be effective as provided in Section 10.14 of this Agreement.

                                            Executive


                                            Chris Kuhn

                                            TravelNow.com Inc.


                                            Jeff Wasson,
                                            Co-Chief Executive Officer